EXHIBIT 10.1
WARRANT AGENCY AGREEMENT
THIS WARRANT AGENCY AGREEMENT (this “Agreement”), dated as of May 15, 2026, is entered into by and between QT Imaging Holdings, Inc. a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).
WHEREAS, pursuant to a registered offering by the Company of shares of common stock, par value $0.0001 per share (the “Common Stock”), and Pre-Funded Warrants (as defined below), pursuant to an effective registration statement on Form S-3 (File No. 333-294705) (the “Registration Statement”), the Company wishes to issue the Pre-Funded Warrants in book entry form entitling the respective holders of the Pre-Funded Warrants (the “Holders”, which term shall include a Holder’s transferees, successors and assigns and “Holder” shall include, if the Pre-Funded Warrants are held in “street name”, a Participant (as defined below) or a designee appointed by such Participant), to purchase an aggregate of up to 800,000 shares of Common Stock underlying the Pre-Funded Warrants upon the terms and subject to the conditions hereinafter set forth;
WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and exercise of the Pre-Funded Warrants and, in the Warrant Agent’s capacity as the Company’s transfer agent, the delivery of the Pre-Funded Warrant Shares (as defined below); and
WHEREAS, all acts and things have been done and performed which are necessary to make the Pre-Funded Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.
NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:
1.Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Pre-Funded Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.
2.Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
2.1“Act” means the Securities Act of 1933, as amended.
2.2“Business Day” means any day other than Saturday, Sunday, or other day on which commercial banks in the City of New York are authorized or required by law or other governmental action to remain closed.

2.3“Close of Business” on any given date means 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it means 5:00 p.m., New York City time, on the next succeeding Business Day.
2.4“Person” means an individual, corporation, association, partnership, limited liability company, joint venture, trust, unincorporated organization, government or political subdivision thereof or governmental agency or other entity.
2.5“Pre-Funded Warrants” shall mean the pre-funded warrants to purchase one share of Common Stock, which shall be exercisable immediately and shall be exercisable until exercised in full.
2.6“Pre-Funded Warrant Shares” means the shares of Common Stock underlying the Warrants and issuable upon exercise of the Pre-Funded Warrants under the terms stated therein.
2.7“Warrant Certificate” means the book-entry position evidencing the Pre-Funded Warrants held by a Holder through the Depositary or a Participant (each as defined below), including any written confirmation or statement issued by the Depositary or a Participant reflecting such Holder’s ownership of Pre-Funded Warrants.
3.Global Warrants.
3.1The Pre-Funded Warrants shall be issuable in book entry form (the “Global Warrants” and, each, a “Global Warrant”). All of the Pre-Funded Warrants shall initially be represented by one or more Global Warrants deposited with the Warrant Agent and registered in the name of Cede & Co., a nominee of The Depository Trust Company (the “Depositary”), or as otherwise directed by the Depositary. Ownership of beneficial interests in the Pre-Funded Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depositary or its nominee for each Global Warrant or (ii) institutions that have accounts with the Depositary (such institution, with respect to a Pre-Funded Warrant in its account, a “Participant”).
3.2If the Depositary subsequently ceases to make its book-entry settlement system available for the Pre-Funded Warrants, the Company shall use commercially reasonable efforts to make the Pre-Funded Warrants available through another book-entry settlement system. The Company may instruct the Warrant Agent regarding alternative arrangements for book-entry settlement.
4.Warrants.
4.1Form of Pre-Funded Warrant. Each Pre-Funded Warrant shall be (a) issued in registered, book-entry form only through the facilities of the Depositary and (b) in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein.
4.2Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Pre-Funded Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

4.3Registration.
4.3.1Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of the original issuance and transfers of the Pre-Funded Warrants. Upon the initial issuance of the Pre-Funded Warrants, the Warrant Agent shall issue and register the Pre-Funded Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.
4.3.2Registered Holder. Prior to due presentment for registration of transfer of any Pre-Funded Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Pre-Funded Warrant shall be registered upon the Warrant Register (the “registered holder”), as the absolute owner of such Pre-Funded Warrant and of each Pre-Funded Warrant represented thereby (notwithstanding any notation of ownership or other writing on the warrant certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.
5.Terms and Exercise of Pre-Funded Warrants.
5.1Warrant Price. Each Pre-Funded Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Pre-Funded Warrant and of this Agreement, to purchase from the Company the number of shares of Common Stock stated therein at the price of $0.0001 per whole share (the “Exercise Price”), subject to the adjustments provided in Section 6 hereof. The Company, in its sole discretion, may lower the Exercise Price at any time.
5.2Duration of Pre-Funded Warrants. The Pre-Funded Warrants shall be exercisable immediately upon issuance and shall remain exercisable until exercised in full. The Pre-Funded Warrants shall not expire and shall have no termination date.
5.3Exercise of Pre-Funded Warrants.
5.3.1Payment. Subject to the provisions of the Pre-Funded Warrant and this Agreement, a Pre-Funded Warrant, when countersigned by the Warrant Agent, may be exercised by the registered holder thereof by delivering an exercise notice to the Warrant Agent, or to its successor as Warrant Agent, with the subscription form, as set forth in the Pre-Funded Warrant, duly executed, and by paying in full the Exercise Price for each full share of Common Stock as to which the Pre-Funded Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Pre-Funded Warrant, by certified check payable to the order of the Warrant Agent, or wire transfer.
5.3.2Cashless Exercise. Upon receipt of an exercise notice for a cashless exercise pursuant to the terms of the Pre-Funded Warrant (each, a “Cashless Exercise”), the Warrant Agent shall deliver a copy of the exercise notice to the Company and request from the Company, and the Company shall promptly calculate and transmit to the Warrant Agent in writing, the number of Pre-Funded Warrant Shares issuable in connection with such Cashless Exercise. The Warrant Agent shall issue such number of Pre-Funded Warrant Shares in connection with such Cashless Exercise.

5.3.3Issuance of Shares. As soon as practicable after the exercise of any Pre-Funded Warrant and the clearance of the funds in payment of the Exercise Price (if applicable), the Company shall cause to be credited to the account of the registered holder’s broker with the Depositary through its DWAC system the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and, if such Pre-Funded Warrant shall not have been exercised in full, a new countersigned Pre-Funded Warrant for the number of shares as to which such Pre-Funded Warrant shall not have been exercised shall be reflected in the records of the Depositary. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Pre-Funded Warrant unless (a) a registration statement under the Act with respect to the Common Stock issuable upon exercise of such Pre-Funded Warrants is effective and a current prospectus relating to the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants is available for delivery to the Pre-Funded Warrant holders or (b) in the opinion of counsel to the Company, the exercise of the Pre-Funded Warrants is exempt from the registration requirements of the Act and such securities are qualified for sale or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the registered holder resides. In no event will the Company be required to “net cash settle” the warrant exercise.
5.3.4Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Pre-Funded Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.
5.3.5Date of Issuance. Each person in whose name any shares of Common Stock are credited upon the exercise of Pre-Funded Warrants shall for all purposes be deemed to have become the holder of record of such shares on the date on which the exercise notice was delivered and payment of the Exercise Price was made, irrespective of the date of crediting of such shares, except that, if the date of such delivery and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.
6.Adjustments.
6.1Stock Dividends - Split-Ups. If, after the date hereof, and subject to the provisions of Section 6.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Pre-Funded Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock.
6.2Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 6.6, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Pre-Funded Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

6.3Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Pre-Funded Warrants is adjusted, as provided in Sections 6.1 and 6.2 above, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Pre-Funded Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.
6.4Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Section 6.1 or 6.2 hereof or one that solely affects the par value of such shares of Common Stock), or, in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or, in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety, in connection with which the Company is dissolved, the Pre-Funded Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Pre-Funded Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Pre-Funded Warrant holder would have received if such Pre-Funded Warrant holder had exercised his, her or its Pre-Funded Warrant(s) immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Section 6.1 or 6.2, then such adjustment shall be made pursuant to Sections 6.1, 6.2, 6.3 and this Section 6.4. The provisions of this Section 6.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.
6.5Notices of Changes in Pre-Funded Warrant. Upon every adjustment of the Exercise Price or the number of shares issuable upon exercise of a Pre-Funded Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Pre-Funded Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 6.1, 6.2, 6.3 or 6.4, then, in any such event, the Company shall give written notice to each Pre-Funded Warrant holder, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

6.6No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Pre-Funded Warrants. If, by reason of any adjustment made pursuant to this Section 6, the holder of any Pre-Funded Warrant would be entitled, upon the exercise of such Pre-Funded Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up or down to the nearest whole number the number of shares of Common Stock to be issued to the Pre-Funded Warrant holder.
6.7Form of Pre-Funded Warrant. The form of Pre-Funded Warrant need not be changed because of any adjustment pursuant to this Section 6, and Pre-Funded Warrants issued after such adjustment may state the same Exercise Price and the same number of shares as is stated in the Pre-Funded Warrants initially issued pursuant to this Agreement. However, the Company may, at any time, in its sole discretion, make any change in the form of Pre-Funded Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Pre-Funded Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Pre-Funded Warrant or otherwise, may be in the form as so changed.
7.Transfer and Exchange of Pre-Funded Warrants.
7.1Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Pre-Funded Warrant in the Warrant Register, upon receipt of instructions from the Depositary or a Participant, properly endorsed with signatures properly medallion guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, the Warrant Agent shall cause the records of the Depositary to be adjusted to reflect the transfer of the applicable number of Pre-Funded Warrants. Any Pre-Funded Warrants so transferred shall be cancelled in the records of the Depositary, and a corresponding number of Pre-Funded Warrants shall be credited to the transferee.
7.2Procedure for Surrender of Pre-Funded Warrants. Pre-Funded Warrants may be surrendered to the Warrant Agent through the Depositary, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall cause the records of the Depositary to be adjusted to reflect such exchange or transfer, representing an equal aggregate number of Pre-Funded Warrants; provided, however, that in the event that a Pre-Funded Warrant surrendered for transfer bears a restrictive legend or notation, the Warrant Agent shall not effect such transfer until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer is exempt from registration under the Act and indicating whether the new Pre-Funded Warrants must also bear a restrictive legend or notation.
7.3Fractional Pre-Funded Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a fractional warrant.
7.4Service Charges. No service charge shall be made for any exchange or registration of transfer of Pre-Funded Warrants.

7.5Pre-Funded Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Pre-Funded Warrants required to be issued pursuant to the provisions of this Section 7, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Pre-Funded Warrants duly executed on behalf of the Company for such purpose.
8.Cancellation of Pre-Funded Warrants. All Pre-Funded Warrants surrendered for the purpose of exercise, transfer, split up, combination or exchange shall be cancelled by the Warrant Agent in the records of the Depositary, and no new Pre-Funded Warrants shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall instruct the Warrant Agent to cancel in the records of the Depositary any other Pre-Funded Warrants purchased or acquired by the Company otherwise than upon the exercise thereof. The Warrant Agent shall maintain records of all cancelled Pre-Funded Warrants and shall provide such records to the Company upon request.
9.Common Stock Record Date. Each Person in whose name shares of Common Stock are credited (including to whose broker’s account shares of Common Stock are credited through the DWAC system) upon the exercise of Pre-Funded Warrants shall for all purposes be deemed to have become the holder of record for the Common Stock represented thereby on, and such shares shall be deemed credited as of, the date on which submission of the exercise notice was made, provided that the applicable Pre-Funded Warrant was duly surrendered through the Depositary (but only if required herein) and payment of the Exercise Price (and any applicable transfer taxes) was received on or prior to the Warrant Share Delivery Date (as such term is defined in the Pre-Funded Warrant); provided, however, that, if the date of submission of the exercise notice is a date upon which the Common Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such shares shall be deemed credited as of, the next succeeding day on which the Common Stock transfer books of the Company are open.
10.Other Provisions Relating to Rights of Holders of Pre-Funded Warrants.
10.1No Rights as Stockholder. A Pre-Funded Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.
10.2Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Pre-Funded Warrants issued pursuant to this Agreement.
10.3Registration of Common Stock. The Company agrees that it shall use its best efforts to maintain the effectiveness of the Registration Statement or file with the Securities and Exchange Commission a post-effective amendment to the Registration Statement, or a new registration statement, for the registration under the Act of the Common Stock issuable upon exercise of the Pre-Funded Warrants, and it shall take such action as is necessary to qualify for sale, in those states in which the Pre-Funded Warrants were initially offered by the Company, the

Common Stock issuable upon exercise of the Pre-Funded Warrants. In either case, the Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement until the Pre-Funded Warrants have been exercised in full in accordance with the provisions of this Agreement. In no event will the registered holder of a Pre-Funded Warrant be entitled to receive a “net cash settlement” in lieu of physical settlement in shares of Common Stock, regardless of whether the Company complies with this Section 10.3.
10.4Limitation on Monetary Damages. In no event shall the registered holder of a Pre-Funded Warrant be entitled to receive monetary damages for failure to settle any Pre-Funded Warrant exercise if the Common Stock issuable upon exercise of the Pre-Funded Warrants has not been registered with the Securities and Exchange Commission pursuant to an effective registration statement or if a current prospectus is not available for delivery by the Warrant Agent, provided the Company has fulfilled its obligations under Section 10.3 to use its reasonable best efforts to effect the registration under the Act of the Common Stock issuable upon exercise of the Pre-Funded Warrants.
11.Concerning the Warrant Agent and Other Matters.
11.1Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Pre-Funded Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Pre-Funded Warrants or such shares. The Company shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any transfer involved in the transfer of Pre-Funded Warrants through the Depositary or the issuance or delivery of shares of Common Stock in a name other than that of the Holder of the Pre-Funded Warrants surrendered for exercise or to issue or deliver any shares of Common Stock upon the exercise of any Pre-Funded Warrants until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the Holder at the time of exercise) or until it has been established to the Company’s and the Warrant Agent’s reasonable satisfaction that no such tax or governmental charge is due.
11.2Resignation, Consolidation, or Merger of Warrant Agent.
11.2.1Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Pre-Funded Warrant (who shall, with such notice, submit his, her or its Pre-Funded Warrant for inspection by the Company), then the holder of any Pre-Funded Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the

Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.
11.2.2Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.
11.2.3Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.
11.3Fees and Expenses of Warrant Agent.
11.3.1Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.
11.3.2Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.
11.4Liability of Warrant Agent.
11.4.1Reliance on Company Statement. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President or Chairman of the Board of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

11.4.2Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith. Notwithstanding anything in this Agreement to the contrary, any liability of the Warrant Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Warrant Agent during the twelve (12) months immediately preceding the event for which recovery from the Warrant Agent is being sought. The costs and expenses incurred by the Warrant Agent in enforcing this right of indemnification shall be paid by the Company.
11.4.3Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Pre-Funded Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Pre-Funded Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 6 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Pre-Funded Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable.
11.4.4Except in instances of bad faith, gross negligence, or willful misconduct (each as determined by a final non-appealable court of competent jurisdiction), neither party to this Agreement shall be liable to the other party for any consequential, indirect, punitive, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.
11.4.5Notwithstanding anything contained herein to the contrary, the rights and obligations of the parties set forth in this Section 11 shall survive termination of this Agreement, the expiration of the Pre-Funded Warrants or the resignation, removal or replacement of the Warrant Agent.
11.5Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Pre-Funded Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of Pre-Funded Warrants.
12.Certain Representations.
12.1This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Warrant Agent, constitutes a valid and legally binding obligation of the Company enforceable against the

Company in accordance with its terms, and the Pre-Funded Warrants have been duly authorized, executed and issued by the Company and, assuming due execution thereof by the Warrant Agent pursuant hereto and payment therefor by the Holders as provided in the Registration Statement, constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits hereof; in each case except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
12.2The Warrant Agent will create a special account for the issuance of Common Stock upon the exercise of Pre-Funded Warrants.
13.Miscellaneous Provisions.
13.1Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.
13.2Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Pre-Funded Warrant to or on the Company shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:
QT Imaging Holdings, Inc.
3 Hamilton Landing, Suite 160
Novato, CA 94949
Attention: Dr. Raluca Dinu, CEO
Telephone: [***]
Email: [***]
With a copy to:
DLA Piper LLP (US)
555 Mission Street, Suite 2400
San Francisco, CA 94105
Attention: Jeffrey C. Selman
Telephone: [***]
Email: [***]
Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Pre-Funded Warrant or by the Company to or on the Warrant Agent shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

Continental Stock Transfer & Trust Company
1 State Street, 30 FL
New York, New York 10004
Attn:    Compliance Department
Any notice, sent pursuant to this Agreement shall be effective, if delivered by hand, upon receipt thereof by the party to whom it is addressed, if sent by overnight courier, on the next business day of the delivery to the courier, and if sent by registered or certified mail on the third day after registration or certification thereof.
13.3Applicable Law. The validity, interpretation and performance of this Agreement and of the Pre-Funded Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 13.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.
13.4Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Pre-Funded Warrants, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Pre-Funded Warrants.
13.5Examination of the Warrant Agency Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Agent in the Borough of Manhattan, City and State of New York, for inspection by the registered holder of any Pre-Funded Warrant.
13.6Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.
13.7Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

13.8Amendments. This Agreement may be amended by the parties hereto without the consent of any registered holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders in any material respect. All other modifications or amendments shall require the written consent of the registered holders of a majority of the then outstanding Pre-Funded Warrants; provided, however, that no modification of the terms upon which the Pre-Funded Warrants are exercisable may be made without the consent of each registered holder affected thereby. Notwithstanding the foregoing, the Company may lower the Warrant Price pursuant to Section 5.1. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment complies with the terms of this Section. No supplement or amendment to this Agreement shall be effective unless duly executed by the Warrant Agent.
13.9Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
13.10Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest, it being understood that the Warrant Agent shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. Notwithstanding anything herein to the contrary, this Section shall not affect the Company’s obligations to the Holders of the Pre-Funded Warrants as provided herein.
13.11Entire Agreement. The parties hereto acknowledge that there are no agreements or understandings, written or oral, between them with respect to matters contemplated hereunder other than as set forth herein, that this Agreement contains the entire agreement between them with respect to the subject matter hereof.
[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.
QT IMAGING HOLDINGS, INC.
By: /s/ Raluca Dinu
Name: Raluca Dinu
Title: Chief Executive Officer
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
By: /s/ Henry Farrell
Name: Henry Farrell
Title: Vice President

Exhibit A
Form of Pre-Funded Warrant